Exhibit 5.1

9275 W. Russell Road, Suite 240 Las Vegas, Nevada 89148 PH (702) 692-8000 | FX (702) 692- 8099 fennemorelaw.com

 November 7, 2025

CleanCore Solutions, Inc.

5920 South 118th Circle

Omaha, Nebraska 68137

Re:	CleanCore Solutions, Inc./Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Nevada counsel to CleanCore Solutions, Inc., a Nevada corporation (the “Company”), in connection with the registration by the Company of 198,824,705 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) on a registration statement on Form S-3 (the “Registration Statement”), as filed with the Securities and Exchange Commission (the “Commission”) in accordance with the Securities Act of 1933, as amended (the “Securities Act”). The Registered Shares are held by certain selling stockholders (the “Selling Stockholders”) as identified in the Registration Statement. Terms not otherwise defined herein have the meaning as ascribed to such terms in the Registration Statement.

Of the Shares being registered, 173,321,492 shares have been issued to certain Selling Stockholders and are outstanding (the “Outstanding Shares”) pursuant to the terms of various agreements (the “Issuance Agreements”) and 25,503,213 shares are issuable upon exercise of certain warrants the (“Warrants”) held by certain Selling Stockholders (the “Warrant Shares”).

For purposes of these opinions, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(a)               the Registration Statement;

(b)               the Amended and Restated Articles of Incorporation of the Company as filed with the Secretary of State of Nevada on October 13, 2025 (the “Articles of Incorporation”);

(c)               the Bylaws of the Company as adopted on August 24, 2022 as amended by Amendment No.1 adopted on October 22, 2025;

(d)               the Issuance Agreements;

(e)               the Warrants;

 CleanCore Solutions, Inc.

 November 7, 2025

(f)                resolutions of the Board of Directors and such other matters as relevant related to the (i) approval of the Issuance Agreements and the Warrants (collectively, the “Issuance Documents”) and authorization of the Company to execute, deliver, and perform its obligations under such Issuance Documents; (ii) the issuance of the Outstanding Shares, the Warrants, and the Warrant Shares (collectively, the “Securities”); and (iii) such other matters as relevant to the authorization and issuance of the Securities.

We have also examined such other corporate documents, records, certificates, and instruments (collectively with the documents identified in (a) through (f) above, the “Documents”) as we deem necessary or advisable to render the opinions set forth herein.

In our examination, we have assumed:

(a)               the legal capacity and competency of all natural persons executing the Documents;

(b)               the genuineness of all signatures on the Documents;

(c)               the authenticity of all Documents submitted to us as originals, and the conformity to original documents of all Documents submitted to us as copies or forms;

(d)               that the parties to such Documents, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder;

(e)               that the Issuance Documents are enforceable in accordance with their terms;

(f)                that the Company will issue and deliver the Warrant Shares in accordance with the terms of the Warrants without waiver or breach of any material terms or provisions thereof;

(g)               that at the time of issuance of any Warrant Shares, the Company validly exists and is duly qualified and in good standing under the laws of Nevada; and

(h)               other than with respect to the Company, the due authorization by all requisite action, corporate or other, the execution and delivery by all parties of the documents, and the validity and binding effect thereof on such parties.

We have relied upon the accuracy and completeness of the information, factual matters, representations, and warranties contained in such Documents. We note that the Company has reserved, and assume that it will continue to reserve, sufficient authorized shares of its Common Stock to allow for the issuance of its shares of Common Stock upon exercise of the Warrants.

Based on the foregoing and in reliance thereon, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

(a)               the Outstanding Shares have been duly authorized, are validly issued, fully paid, and non-assessable; and

 CleanCore Solutions, Inc.

 November 7, 2025

(b)               the Warrant Shares have been duly authorized, and when issued in accordance with the terms of the Warrants, will be validly issued, fully paid, and non-assessable.

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any changes in applicable law that may come to our attention after the date the Registration Statement is declared effective.

While certain members of this firm are admitted to practice in certain jurisdictions other than Nevada, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Nevada. Accordingly, the opinions we express herein are limited to matters involving the laws of the State of Nevada (other than the securities laws and regulations of the State of Nevada, as to which we express no opinion). We express no opinion regarding the effect of the laws of any other jurisdiction or state, including any securities laws related to the issuance and sale of the Placement Shares.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we consent to the reference of our name under the caption “Legal Matters” in the Registration Statement and the Prospectus Supplement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Fennemore Craig, P.C.

FENNEMORE CRAIG, P.C.

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